Exhibit 99.1
CONTACTS:

(Media):	Bill Mintz	(713/296-7276)
	David Higgins	(713/296-6690)

(Investor):	Robert Dye	(713/296-6662)

(Web site):	www.apachecorp.com
FOR RELEASE AT 7:45 A.M. CENTRAL TIME
APACHE’S 12-PERCENT PRODUCTION GROWTH, HIGHER OIL AND GAS PRICES
PROPEL RECORD 2007 EARNINGS OF $2.8 BILLION OR $8.39 PER SHARE
Fourth-quarter net income tops $1 billion
     Houston, Feb. 7, 2008 — Apache Corporation (NYSE, Nasdaq: APA) today reported record 2007 earnings of $2.8 billion, or $8.39 per diluted common share, driven by record production and higher oil and natural gas prices. Apache earned $2.5 billion or $7.64 per share in 2006. Excluding the non-cash impact of foreign currency fluctuations and tax rate changes on deferred tax balances, Apache’s 2007 adjusted earnings* were $8.65 per share or 25 percent above 2006 adjusted earnings.
     In the fourth quarter, Apache’s net income doubled to $1.07 billion, or $3.19 per share, from $519 million, or $1.56 per share, in the prior-year period. Apache’s fourth-quarter adjusted earnings were $2.92 per share, up from $1.40 per share in the prior-year period.
     “Apache had a record year in 2007 by virtually all financial and operational yardsticks,” said G. Steven Farris, president and chief executive officer. “In addition to record earnings, Apache achieved these record results:
•	Cash from operations before changes in operating assets and liabilities* totaled $6.2 billion in 2007, up 22 percent from 2006. Fourth-quarter cash from operations totaled $1.9 billion, up 50 percent from the year-earlier period.

•	Production averaged 561,239 barrels of oil equivalent (boe) per day during 2007 — a 12-percent increase and the 28th annual increase in the last 29 years. Fourth-quarter production averaged 574,646 boe per day, up 8 percent from the prior-year period.

•	Proved reserves totaled 2.45 billion boe, up 6 percent from 2006 and the 22nd consecutive annual increase. Apache replaced 167 percent of its 2007 production, including 140 percent from drilling activity.
     “With exploration success at the Julimar complex in Australia, discoveries in Egypt, and encouraging results at the Ootla shale play in northern British Columbia, we built tremendous momentum that set the stage for 2008,” Farris said.
     “We have the largest portfolio of quality exploration prospects in the 53-year history of the company, with significant exploration drilling programs planned in our ‘ACE’ core growth areas of Australia, Canada and Egypt. We also have six major development projects that are expected to add production of more than 100,000 boe per day by 2011,” he said.
     Recent developments in international gas markets are expected to contribute to Apache’s future results. Natural gas prices for new contracts in Australia have climbed from less than $2 per thousand cubic feet (Mcf) to $7 or higher in the past year as demand has grown from the domestic mining industry and the liquefied natural gas export market. Apache’s Reindeer and Julimar discoveries will be coming to market in this new environment.
     In Argentina, Apache’s fourth-quarter natural gas price of $1.60 per Mcf was the highest quarterly realization since Apache began operations in the country and a 72-percent increase from the third quarter.
     Apache added 343 million boe of reserves from all sources in 2007. The company spent $5.25 billion on exploration and development and acquisitions, excluding asset retirement obligations and capitalized interest.
     Apache will redirect capital spending in Canada as a result of Alberta’s recently announced changes in royalty rates. Activity in Alberta will be limited and refocused on shallow gas opportunities which were not affected by the royalty changes, and activity will increase at the Ootla shale play in British Columbia. Medium-depth gas and oil drilling activities in Alberta will be reduced.
     Although liquid hydrocarbons represented about 47 percent of Apache’s 2007 production, liquids provided 65 percent of revenues because global oil prices outpaced natural gas prices. Apache received

$68.84 per barrel of oil in 2007, up from $59.92 per barrel in 2006, and $5.34 per Mcf of gas compared with $5.17 per Mcf in the prior year. In the fourth quarter, Apache received $83 per barrel of oil and $5.65 per Mcf of gas.
     Apache Corporation discovers and produces oil and gas in the United States, Canada, the United Kingdom sector of the North Sea, Egypt, Australia and Argentina.
     *Adjusted earnings and cash from operations before changes in operating assets and liabilities are non-GAAP measures. Please see reconciliations below.
-end-
     NOTE: Apache will conduct a conference call to discuss its fourth-quarter and full-year 2007 results at 11 a.m. Central Time on Thursday, Feb. 7. The call will be webcast from Apache’s Web site, http://www.apachecorp.com. The webcast replay and podcast will be archived on Apache’s Web site. The conference call will be available for delayed playback by telephone for one week beginning at approximately 3 p.m. on Feb. 7. To access the telephone playback, dial (719) 457-0820 and provide Apache’s confirmation code, 4030561.
     This news release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 including, without limitation, expectations, beliefs, plans and objectives regarding production and exploration activities. Any matters that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties, including, without limitation, risks, uncertainties and other factors discussed in our 2006 Form 10-K and on our Web site. There is no assurance that Apache’s expectations will be realized, and actual results may differ materially from those expressed in the forward-looking statements. We assume no duty to update these statements as of any future date.

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands, except per share data)

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006
REVENUES AND OTHER:
Oil and gas production revenues	$2,996,290	$1,966,013	$9,961,982	$8,074,253
Gain on China divestiture	—	—	—	173,545
Other	17,374	665	15,876	40,981

	3,013,664	1,966,678	9,977,858	8,288,779

COSTS AND EXPENSES:
Depreciation, depletion and amortization	624,975	514,802	2,347,791	1,816,359
Asset retirement obligation accretion	23,804	24,663	96,438	88,931
Lease operating costs	470,442	396,574	1,705,999	1,362,374
Gathering and transportation costs	31,150	27,594	118,034	104,322
Severance and other taxes	188,497	121,458	541,982	553,978
General and administrative	75,000	59,690	275,065	211,334
Financing costs, net	54,149	45,578	219,937	141,886

	1,468,017	1,190,359	5,305,246	4,279,184

INCOME BEFORE INCOME TAXES	1,545,647	776,319	4,672,612	4,009,595
Provision for income taxes	473,124	255,478	1,860,254	1,457,144

NET INCOME	1,072,523	520,841	2,812,358	2,552,451
Preferred stock dividends	1,420	1,420	5,680	5,680

INCOME ATTRIBUTABLE TO COMMON STOCK	$1,071,103	$519,421	$2,806,678	$2,546,771

NET INCOME PER COMMON SHARE:
Basic	$3.22	$1.57	$8.45	$7.72

Diluted	$3.19	$1.56	$8.39	$7.64

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	333,049	330,417	332,192	330,083

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands)

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006
COSTS INCURRED: (1)
North America exploration and development	$653,768	$783,784	$2,683,070	$2,866,942
International exploration and development	601,543	319,902	2,027,167	1,104,456

	$1,255,311	$1,103,686	$4,710,237	$3,971,398

Oil and gas property acquisitions	$—	$58,690	$1,050,018	$2,473,081

(1)	Includes noncash asset retirement costs and capitalized interest as follows:

Capitalized interest	$15,400	$15,118	$69,457	$61,301
Asset retirement costs	$284,171	$14,904	$439,368	$390,612

	December 31,	December 31,
	2007	2006
BALANCE SHEET DATA:
Cash and Cash Equivalents	$125,823	$140,524
Other Current Assets	2,626,428	2,349,747
Property and Equipment, net	25,231,593	21,346,252
Goodwill	189,252	189,252
Other Assets	461,555	282,400

Total Assets	$28,634,651	$24,308,175

Current Liabilities	$2,665,016	$3,811,612
Long-Term Debt	4,011,605	2,019,831
Deferred Credits and Other Noncurrent Liabilities	6,580,051	5,285,679
Shareholders’ Equity	15,377,979	13,191,053

Total Liabilities and Shareholders’ Equity	$28,634,651	$24,308,175

Common shares outstanding at end of period	332,927	330,737

APACHE CORPORATION
FINANCIAL INFORMATION

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006
FINANCIAL DATA (In thousands, except per share data):

Revenues and other	$3,013,664	$1,966,678	$9,977,858	$8,288,779

Income Attributable to Common Stock	$1,071,103	$519,421	$2,806,678	$2,546,771

Basic Net Income Per Common Share	$3.22	$1.57	$8.45	$7.72

Diluted Net Income Per Common Share	$3.19	$1.56	$8.39	$7.64

Weighted Average Common Shares Outstanding	333,049	330,417	332,192	330,083

Diluted Shares Outstanding	335,780	332,881	334,596	333,211

PRODUCTION AND PRICING DATA:

OIL VOLUME — Barrels per day
United States	99,953	74,413	90,759	66,832
Canada	18,511	19,504	18,756	20,715
Egypt	62,266	58,988	60,735	56,570
Australia	12,207	11,140	13,778	11,892
North Sea	56,777	59,060	53,632	58,544
Argentina	11,957	10,491	11,440	6,857
China	—	—	—	3,167

Total	261,671	233,596	249,100	224,577

AVERAGE OIL PRICE PER BARREL
United States	$78.78	$51.27	$66.48	$54.22
Canada	82.02	52.21	68.29	59.90
Egypt	89.77	57.81	72.51	63.60
Australia	102.35	57.19	79.79	68.25
North Sea	86.67	58.25	70.93	63.04
Argentina	47.32	39.24	45.99	42.79
China	—	—	—	62.73
Total	83.00	54.51	68.84	59.92

NATURAL GAS VOLUME — Mcf per day
United States	772,789	707,281	769,596	666,965
Canada	393,847	391,170	388,211	404,325
Egypt	243,226	230,968	240,777	217,601
Australia	193,998	200,883	194,928	186,119
North Sea	2,175	2,079	1,933	2,061
Argentina	193,128	188,310	200,903	111,994

Total	1,799,163	1,720,691	1,796,348	1,589,065

AVERAGE NATURAL GAS PRICE PER MCF
United States	$7.29	$6.32	$7.04	$6.54
Canada	6.42	5.68	6.30	6.09
Egypt	5.13	4.19	4.60	4.42
Australia	2.07	1.66	1.89	1.65
North Sea	20.66	10.19	15.03	10.64
Argentina	1.60	1.05	1.17	0.97
Total	5.65	4.77	5.34	5.17

NGL VOLUME — Barrels per day
United States	7,778	7,681	7,702	7,985
Canada	2,383	2,239	2,246	2,187
Argentina	2,953	2,676	2,800	1,537

Total	13,114	12,596	12,748	11,709

AVERAGE NGL PRICE PER BARREL
United States	$55.79	$34.83	$45.24	$38.54
Canada	50.14	31.31	40.55	35.40
Argentina	45.25	31.96	37.78	36.64
Total	52.39	33.59	42.78	37.70

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands, except per share data)
NON-GAAP FINANCIAL MEASURES:
Reconciliation of income attributable to common stock to adjusted earnings:
The press release discusses Apache’s adjusted earnings. Adjusted earnings excludes certain items that management believes affect the comparability of operating results. The following provides the reasons adjusted earnings is a meaningful measure:
-	Management uses adjusted earnings to evaluate the company’s operational trends and performance relative to other oil and gas producing companies.

-	Management believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings for items that may obscure underlying fundamentals and trends.

-	The reconciling items below are the types of items management believes are frequently excluded by analysts when evaluating the operating trends and comparability of the company’s results.

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006
Income Attributable to Common Stock (GAAP)	$1,071,103	$519,421	$2,806,678	$2,546,771

Adjustments:
Foreign currency fluctuation impact on deferred tax expense	46,035	(53,562)	232,301	(4,891)
Impact of Canadian Federal tax rate reductions	(135,429)	—	(145,503)	—
Impact of Canadian Federal and Provincial tax rate reductions	—	—	—	(127,683)
Impact of increased tax rates in the United Kingdom	—	—	—	63,395
Gain on China divestiture	—	—	—	(173,545)

Adjusted Earnings (Non-GAAP)	$981,709	$465,859	$2,893,476	$2,304,047

Adjusted Earnings Per Share (Non-GAAP)
Basic	$2.95	$1.41	$8.71	$6.98

Diluted	$2.92	$1.40	$8.65	$6.91

Average Number of Common Shares
Basic	333,049	330,417	332,192	330,083

Diluted	335,780	332,881	334,596	333,211

Reconciliation of net cash provided by operating activities to cash from operations before changes in operating assets and liabilities:
The press release discusses Apache’s cash from operations before changes in operating assets and liabilities. It is presented because management believes the information is useful for investors because it is used internally and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies, and is frequently included in published research when providing investment recommendations. Cash from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity, but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.
The following table reconciles net cash provided by operating activities to cash from operations before changes in operating assets and liabilities.

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006
Net cash provided by operating activities	$1,799,961	$913,894	$5,677,433	$4,312,906
Changes in operating assets and liabilities	117,660	367,691	517,647	755,127

Cash from operations before changes in operating assets and liabilities	$1,917,621	$1,281,585	$6,195,080	$5,068,033

APACHE CORPORATION
OIL & GAS RESERVE INFORMATION
For the Year Ended December 31, 2007
OIL (Mbbls)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total

Balance — Dec 31, 2006	495,271	180,974	88,811	70,522	195,670	29,793	1,061,041
Extensions	31,504	8,083	34,148	9,812	28,622	3,353	115,521
Purchases	56,954	208	186	1,424	—	—	58,772
Revisions	5,546	(3,644)	(6,369)	—	—	138	(4,328)
Production	(35,938)	(7,666)	(22,168)	(5,029)	(19,575)	(5,198)	(95,574)
Sales	(1,722)	—	—	—	—	—	(1,722)

Balance — Dec 31, 2007	551,615	177,955	94,608	76,729	204,717	28,086	1,133,710

GAS (MMcf)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total

Balance — Dec 31, 2006	2,695,362	2,365,719	1,155,984	803,747	6,840	485,267	7,512,919
Extensions	217,560	122,745	178,978	414,896	169	91,236	1,025,584
Purchases	79,532	4,179	—	—	—	—	83,712
Revisions	8,881	(15,889)	(64,196)	—	—	287	(70,917)
Production	(280,902)	(141,697)	(87,883)	(71,149)	(705)	(73,330)	(655,667)
Sales	(21,385)	(1,529)	—	—	—	—	(22,914)

Balance — Dec 31, 2007	2,699,048	2,333,528	1,182,883	1,147,494	6,304	503,460	7,872,717

TOTAL MBOE

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total

Balance — Dec 31, 2006	944,499	575,261	281,475	204,480	196,810	110,671	2,313,194
Extensions	67,763	28,541	63,978	78,961	28,650	18,559	286,452
Purchases	70,209	905	186	1,424	—	—	72,724
Revisions	7,024	(6,292)	(17,068)	—	—	186	(16,150)
Production	(82,755)	(31,282)	(36,815)	(16,887)	(19,693)	(17,420)	(204,850)
Sales	(5,286)	(255)	—	—	—	—	(5,541)

Balance — Dec 31, 2007	1,001,454	566,878	291,756	267,978	205,767	111,996	2,445,829

Net Change (Growth)	56,955	(8,383)	10,281	63,498	8,957	1,325	132,635

2007 BOE Percentages	40.9%	23.2%	11.9%	11.0%	8.4%	4.6%	100.0%

North America		64.1%

Production (BOE)
Oil							46.7%
Gas							53.3%

							100.0%

APACHE CORPORATION
OIL & GAS RESERVE INFORMATION
For the Year Ended December 31, 2007
Reserve Additions (MBOE)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total

Extensions	67,763	28,541	63,978	78,961	28,650	18,559	286,452
Revisions	7,024	(6,292)	(17,068)	—	—	186	(16,150)
Purchases	70,209	905	186	1,424	—	—	72,724

Total Adds	144,996	23,154	47,096	80,385	28,650	18,745	343,026

Costs Incurred (In thousands)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total

Exploration & Development	$1,901,832	$781,238	$611,936	$554,947	$539,394	$320,890	$4,710,237
Acquisitions	965,476	24,474	19,261	31,041	507	9,259	1,050,018

Total	$2,867,308	$805,712	$631,197	$585,988	$539,901	$330,149	$5,760,255

Included in the costs incurred are the following:
Capitalized Interest	$20,577	$13,106	$6,821	$6,447	$1,526	$20,980	$69,457
Asset Retirement Cost	$271,183	$117,456	$—	$37,866	$—	$12,863	$439,368